UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2019

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2019, a Special Meeting of Shareholders of Valley National Bancorp (“Valley”) was held. Of the 331,805,866 shares of common stock of Valley (“Valley Common Stock”) that were issued and outstanding as of the record date of September 16, 2019, a total of 234,724,733 shares of Valley Common Stock were present or represented by proxy at the meeting. Valley’s shareholders took the following actions:

Proposal #1 – Approved of the issuance of up to 75,711,589 shares of Valley Common Stock in connection with the merger with Oritani Financial Corp. (”Oritani”) with and into Valley (the “Merger”). The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, was as follows:

Number of Votes
For	231,318,125
Against	1,895,779
Abstained	1,510,829
Broker Non-Votes	0

Proposal #2 – Approved of a proposal to authorize Valley’s Board of Directors to adjourn or postpone the meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 75,711,589 shares of Valley Common Stock in connection with the Merger or to vote on other matters properly before such meeting. The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, was as follows:

Number of Votes
For	213,745,304
Against	18,576,543
Abstained	2,402,883
Broker Non-Votes	0

Item 8.01	Other Events.

On November 15, 2019, Valley issued a press release announcing that shareholders of both Valley and Oritani approved the Merger at their respective shareholder meetings. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed Merger. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to satisfy conditions to the Merger on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Merger; the inability to realize expected cost savings and synergies from the Merger in amounts or in the timeframe anticipated; changes in the estimates of non-recurring charges; the diversion of management’s time on issues relating to the Merger; costs or difficulties relating to Oritani integration matters might be greater than expected; changes in the stock price of Valley from the date of the Merger announcement to the closing date; material adverse changes in Valley’s or Oritani’s operations or earnings; the inability to retain customers and qualified employees of Oritani; developments in the DC Solar bankruptcy and federal investigations that could require the recognition of additional tax provision charges related to uncertain tax liability positions; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; and weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island), Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2018. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press release, dated November 15, 2019, announcing receipt of Valley and Oritani shareholder approval of the Merger.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2019		VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and General Counsel

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